UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2010

CELGENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 28, 2010, the Management Compensation and Development Committee of the Board of Directors (the “Compensation Committee”) of Celgene Corporation (the “Company”) (i) approved and adopted the performance measures for the 2011–2013 Long Term Incentive Plan (“LTIP”), (ii) approved the annual base salary and target bonus under LTIP and the Management Incentive Plan (“MIP”) of the Chief Executive Officer of the Company, and (iii) approved the acceleration of the vesting of certain restricted stock units previously granted to a retiring executive officer.

In 2003, the Company established LTIP, which is a long-term program designed to provide key officers and executives with specified incentive opportunities contingent upon achievement of pre-established corporate performance objectives and continued employment. The goals of the program are to create focus on key long-term objectives over time while creating a retention vehicle to ensure management continuity in key functional areas. The 2011–2013 LTIP, or the 2011 Cycle, will begin on January 1, 2011 and end on December 31, 2013. Performance measures for the 2011 Cycle are based on the following components: 25% on earnings per share, 25% on net income and 50% on total revenue. For the 2011 Cycle, performance awards will be expressed as a percentage of annual base salary. The Compensation Committee reserves the right at the time of payment to pay these awards in the form of cash, shares or restricted stock units.

MIP is designed to provide a variable cash compensation component for executives and employees who achieve annual corporate, business unit and individual goals. Employee goals are set annually based upon corporate-wide objectives to focus and motivate employees to achieve key business targets and to create employee ownership. Executive goals are based exclusively on achievement of key performance measures.

The Compensation Committee approved the following annual base salary and target bonus under LTIP and MIP of Robert J. Hugin, the Chief Executive Officer of the Company: Effective May 1, 2011, annual base salary of $1,075,000; target bonus under 2011 Cycle of LTIP of 125% of annual base salary payable in restricted stock units, which are subject to a minimum three-year holding period after vesting; and target bonus under MIP of 125% of annual base salary.

In connection with the retirement of Aart Brouwer, the Chairman International and Senior Advisor to the Chairman and Chief Executive Officer of the Company, effective as of December 31, 2010, the Compensation Committee approved the acceleration of the vesting of 2,778 restricted stock units previously granted to Mr. Brouwer under the Company’s 2008 Stock Incentive Plan to the effective date of his retirement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: December 30, 2010

By: /s/ Jacqualyn A. Fouse
Name: Jacqualyn A. Fouse
Title: Senior Vice President and
Chief Financial Officer